UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2019

AXA Equitable Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38469	90-0226248
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1290 Avenue of the Americas, New York, New York		10104
(Address of principal executive offices)		(Zip Code)

(212) 554-1234

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of Exchange on which registered
Common Stock	EQH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

AXA Equitable Holdings, Inc. (“Holdings” and, collectively with its consolidated subsidiaries, the “Company”) is the holding company for a diversified financial services organization. Prior to the closing of the previously announced initial public offering of shares of Holdings’ common stock on May 14, 2018 (the “IPO”), Holdings was a wholly owned subsidiary of AXA S.A. (“AXA”), a French holding company for the AXA Group, a worldwide leader in life, property and casualty, and health insurance and asset management. AXA sold 157,837,500 shares of Holdings’ common stock to the public in the IPO. AXA has sold additional shares of Holdings common stock to the public through secondary offerings, and concurrently Holdings has repurchased shares of its common stock from AXA. As of November 6, 2019, AXA owns approximately 10.1% of the outstanding common stock of Holdings.

In connection with the IPO, the Company undertook a reorganization and a recapitalization described generally in “The Reorganization Transactions” and “The Recapitalization” filed respectively as Exhibits 99.1 and 99.2 hereto and incorporated by reference herein. The unaudited pro forma condensed financial information filed as Exhibit 99.3 hereto has been prepared by the Company to give effect to the reorganization and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	The Reorganization Transactions

99.2	The Recapitalization

99.3	Unaudited Pro Forma Condensed Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXA EQUITABLE HOLDINGS, INC.

Date: November 20, 2019	By:	/s/ Dave S. Hattem
	Name:	Dave S. Hattem
	Title:	Senior Executive Vice President, Chief Legal Officer and Secretary